UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2004

Ebix, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Golf Road, Schaumburg, Illinois		60173
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 789-3047

ebix.com, Inc.

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On February 23, 2004, Ebix, Inc. (the “Company”) acquired all of the outstanding capital stock of LifeLink Corporation, a Utah corporation (“LifeLink”), pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), dated February 23, 2004, by and among the Company and the shareholders of LifeLink (the “Shareholders”).  A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Pursuant to the Stock Purchase Agreement, the Company acquired all of the outstanding capital stock of LifeLink from the Shareholders in exchange for an aggregate purchase price of $10,500,000, payable as follows:  (a) $5,000,000 paid in cash at closing, (b) $2,500,000 pursuant to a promissory note (the “Secured Promissory Note”) issued by the Company at closing, which is payable in five annual installments, without interest, and  is secured by a lien on the assets and capital stock of LifeLink, and (c) $3,000,000 payable in 200,000 shares of the common stock of the Company issued at closing.  A copy of the Secured Promissory Note is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

The Company funded the cash payment component of the consideration for this acquisition, and expects to make payments on the Secured Promissory Note, from its available working capital.  The Company’s currently available working capital includes cash generated by operations, as well as cash obtained from a private sale of 222,223 shares of common stock of the Company completed on January 16, 2004.

The assets of LifeLink acquired by the Company pursuant to the Stock Purchase Agreement were utilized by LifeLink in connection with the life insurance sales software applications business, and the Company intends to continue such use of these assets for the foreseeable future.

No material relationship exists between the Shareholders and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.  The Shareholders are (i) Craig Wm. Earnshaw, an individual resident in Utah, (ii) Colleen Earnshaw, an individual resident in Utah, and (iii) Corporation of the President of The Church of Jesus Christ of Latter-day Saints, a corporation sole organized under the laws of the State of Utah.

The Company issued a press release announcing this acquisition, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the Stock Purchase Agreement, the Secured Promissory Note and the Press Release does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, the Secured Promissory Note and the Press Release, copies of which are attached hereto as Exhibits 2.1, 2.2 and 99.1 respectively.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial Statements of Business Acquired.

All required financial statements with respect to LifeLink will be filed by amendment pursuant to Item 7(a)(4) within 60 days from the date of which this report is required to be filed.

(b)                                 Pro Forma Financial Information.

All required pro forma financial information will be filed by amendment pursuant to Item 7(a)(2) within 60 days from the date of which this report is required to be filed.

(c)                                  Exhibits.

Exhibit No.	Exhibit
2.1	Stock Purchase Agreement, dated February 23, 2004, by and among Ebix, Inc. and the shareholders of LifeLink Corporation*
2.2	Secured Promissory Note, dated February 23, 2004, issued by Ebix, Inc.
99.1	Press Release of Ebix, Inc. dated February 23, 2004

*  The schedules and exhibits to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2004

EBIX, INC.

	By:	/s/ Richard J. Baum
Richard J. Baum
Executive Vice President — Finance and Administration, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Stock Purchase Agreement, dated February 23, 2004, by and among Ebix, Inc. and the shareholders of LifeLink Corporation*
2.2	Secured Promissory Note, dated February 23, 2004, issued by Ebix, Inc.
99.1	Press Release of Ebix, Inc. dated February 23, 2004

*  The schedules and exhibits to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.